Exhibit 10.23

THIRD AMENDMENT TO THE SENIOR SECURED PROMISSORY NOTE, WARRANTS, AND SECURITIES PURCHASE AGREEMENT DATED MARCH 11, 2021

THIS THIRD AMENDMENT to the Note (as defined below), Warrants (as defined below), and SPA (as defined below) (the “Amendment”) is entered into on December 10, 2021 (the “Effective Date”), by and between Nexgel, Inc., a Delaware corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A.     The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated March 11, 2011, pursuant to which the Company issued to Holder a senior secured promissory note on even date in the original principal amount of $1,500,000.00 (as amended from time to time, the “Note”), the Warrants (as defined in the SPA) (the “Warrants”), the Registration Rights Agreement (as defined in the SPA) (the “Registration Rights Agreement”) and the Security Agreement (as defined in the SPA) (the “Security Agreement”); and

B.     On August 13, 2021, the Company and the Holder entered into that certain First Amendment to the Senior Secured Promissory Note, Warrants, and Securities Purchase Agreement date March 11, 2021 (the “First Amendment”) and, October 28, 2021, the Company and the Holder entered into that certain Second Amendment to the Senior Secured Promissory Note, Warrants, and Securities Purchase Agreement date March 11, 2021 (the “Second Amendment”); and

C.     The Parties desire to amend the Note, Warrants, SPA, First Amendment and Second Amendment as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Section 4(g) of the SPA shall be replaced in its entirety with the following:

“(g) Listing. The Company will, beginning on December 31, 2021 and continuing so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on a Principal Market or any equivalent replacement exchange or electronic quotation system (including but not limited to the Pink Sheets electronic quotation system) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any notices it receives from the Principal Market and any other exchanges or electronic quotation systems on which the Common Stock is then traded regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.”

2.            Section 3.18 of the Note shall be replaced in its entirety with the following:

“3.18 Delisting, Suspension, or Quotation of Trading of Common Stock. If, at any time on or after December 31, 2021, the Borrower’s Common Stock (i) is suspended from trading, (ii) halted from trading, and/or (iii) fails to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American.”

3.            Section 3.19 of the Note shall be replaced in its entirety with the following:

“3.19 Failure to File Form 211 or Registration Statement. The Borrower fails to (i) have caused a Form 211 to be filed with FINRA (as defined in the Purchase Agreement) that complies in all material respects with the requirements of FINRA within fifteen (15) calendar days following the Issue Date, (ii) file a registration statement covering the Holder’s resale at prevailing market prices (and not fixed prices) of all of the Common Stock (the “Registration Statement”) underlying the Note and Warrants within thirty (30) calendar days following the Issue Date, (ii) cause the Registration Statement to become effective on or before December 31, 2021, (iii) cause the Registration Statement to remain effective until the Note is extinguished in its entirety and the Warrants are exercised in the entirety, (iv) comply with the provisions of the Registration Rights Agreement in all material respects, or (v) immediately amend the Registration Statement or file a new Registration Statement (and cause such Registration Statement to become effective as soon as possible) if there are no longer sufficient shares registered under the initial Registration Statement for the Holder’s resale at prevailing market prices (and not fixed prices) of all of the Common Stock underlying the Note and Warrants.”

4.            The last sentence of Section 1 of the Security Agreement shall be replaced in its entirety with the following sentence:

““If, on or prior to December 31, 2021, (i) an Event of Default (as defined in this Agreement) has not occurred and (ii) the Borrower has complied in all material respects with the terms of the Registration Rights Agreement (as defined in the Securities Purchase Agreement), and (iii) the Common Stock (as defined in the Securities Purchase Agreement) is quoted or listed for trading on the OTCQB Marketplace, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American, then the security interest created in favor of the Secured Party pursuant to this Agreement shall terminate.”

5.            This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note, Warrants, Registration Right Agreement, Security Agreement, SPA, First Amendment and Second Amendment (in each case, as applicable). Except as specifically modified hereby, all of the provisions of the Note, Warrants, Registration Rights Agreement, Security Agreement, SPA, First Amendment and Second Amendment which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Nexgel, Inc. By: /s/ Adam Levy Name: Adam Levy Title: Chief Executive Officer	Auctus Fund, LLC By: /s/ Lou Posner Name: Lou Posner Title: Managing Director